UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SEALIFE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                              34-1444240
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

             5601 W.  SLAUSON AVENUE, SUITE 283
                  CULVER CITY, CALIFORNIA                           90230
          (Address of Principal Executive Offices)               (Zip Code)

          FIVE EMPLOYMENT, CONSULTING AND/OR LEGAL SERVICES AGREEMENTS
                            (Full Title of the Plans)

                    ROBERT MCCASLIN, CHIEF EXECUTIVE OFFICER
                        5601 W. SLAUSON AVENUE, SUITE 283
                          CULVER CITY, CALIFORNIA 90230
                     (Name and Address of Agent for Service)

                                 (310) 338-9757
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             V. JOSEPH STUBBS, ESQ.
                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
   Title of Each Class                     Proposed Maximum    Proposed Maximum
     of Securities         Amount to be     Offering Price    Aggregate Offering      Amount of
   To Be Registered       Registered (1)     Per Share (2)         Price (2)       Registration Fee
   ----------------       -------------    ----------------   ------------------   ----------------
Common Stock, par value
  $.0001 per share.....     3,904,095           $0.10              $390,410             $45.95

----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant's common stock on the Over-the-Counter Bulletin Board on December 19, 2005.

                                EXPLANATORY NOTE

This registration statement on Form S-8 of Sealife Corporation (this "Registration Statement") has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,904,095 shares of our common stock, par value $0.001 per share (the "Shares").

         2,910,000  of  the  Shares  are  to  be  issued   pursuant  to  certain
employment, consulting and/or legal services agreements (the "Plans"), as follows:

         o 600,000 shares of Common Stock to be issued to Gael Himmah pursuant to that certain Consulting Agreement dated as of January 1, 2003, as amended, between the Registrant and Gael Himmah (the "Himmah Plan");

         o 650,000 shares of Common Stock to be issued to Barre Rorabaugh pursuant to that certain Employment Agreement dated as of June 15, 2004, as amended, between SeaLife Corporation and Barre Rorabaugh (the "Rorabaugh Plan");

         o an aggregate of 950,000 shares of Common Stock to be issued to Gregory Akselrud, Scott Alderton, Scott Galer, Jonathan Hodes, Murray Markiles, John McIlvery and V. Joseph Stubbs pursuant to that certain Engagement Letter, dated May 17, 2004, as amended, between the Registrant and Stubbs, Alderton & Markiles LLP (the "SAM Plan"); and

         o 710,000 shares of Common Stock to be issued to Lee Dicker pursuant to that certain engagement letter dated as of December 15, 2003, as amended, between the Registrant and Leonard, Dicker & Schreiber, LLP(the "LDS Plan").

         The reoffer and resale of 994,095 of the Shares is being registered pursuant to a Reoffer Prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The Reoffer Prospectus relates to the reoffer and resale of Shares to be issued to our affiliate, Barre Rorabaugh, pursuant to the Rorabaugh Plan, as well as the following:

         o 375,160 restricted shares of our Common Stock issued to Gael Himmah prior to the filing of this Registration Statement pursuant to the Himmah Plan;

         o an aggregate of 351,792 restricted shares of our Common Stock issued to Gregory Akselrud, Scott Alderton, Scott Galer, Jonathan Hodes, Murray Markiles, John McIlvery and V. Joseph Stubbs prior to the filing of this Registration Statement pursuant to the SAM Plan;

         o 257,143 restricted shares of our Common Stock issued to Lee Dicker prior to the filing of this Registration Statement pursuant to the LDS Plan; and

         o 10,000 restricted shares of our Common Stock issued to Michael Caraway, CPA pursuant to that certain Consulting Agreement effective as of October 18, 2004, between the Registrant and Michael Caraway (the "Caraway Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Except for the Reoffer Prospectus included herein, the document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                               REOFFER PROSPECTUS

                               SEALIFE CORPORATION
                        1,644,095 SHARES OF COMMON STOCK
                               ($0.0001 par value)

                                   ----------

         This Reoffer Prospectus covers the reoffer and resale by the selling stockholders from time to time of up to 1,644,095 shares (the "Shares") of our common stock that we have issued or that we may issue in the future pursuant to certain employment, consulting and/or legal services agreements (the "Plans"), including:

         o up to 994,095 restricted shares of our common stock issued prior to the filing of this Registration Statement to employees and consultants pursuant to the Plans, which shares constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act, and

         o up to 650,000 shares of our common stock that may be acquired in the future under this Registration Statement by Barre Rorabaugh pursuant to that certain Employment Agreement dated as of June 15, 2004, as amended, between Sealife Corporation and Mr. Rorabaugh (the "Rorabaugh Plan"). Mr. Rorabaugh is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act.

         The prices at which the selling stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the Shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "SLIF." On December 19, 2005, the last reported sale price of the common stock on the Over-The-Counter Bulletin Board was $.10 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                The date of this prospectus is December 20, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY                                                             6

RISK FACTORS                                                                   7

FORWARD-LOOKING STATEMENTS                                                    16

USE OF PROCEEDS                                                               16

SELLING STOCKHOLDERS                                                          16

PLAN OF DISTRIBUTION                                                          19

WHERE YOU CAN FIND MORE INFORMATION                                           22

LEGAL MATTERS                                                                 22

EXPERTS                                                                       22

                               PROSPECTUS SUMMARY

ABOUT SEALIFE CORPORATION

         Our vision is to develop, market and supply eco-friendly products that can solve complex environmental problems with simple natural solutions, establishing the environmentally safe choice as the right choice in specific markets.

         Our goal is to establish ourselves as the global leader in "probiotic" technologies. Probiotic technologies refer to technologies and products that work in "partnership with nature" without harming the environment in its targeted markets. We believe that worldwide demand for development of products that are not only safe for the environment but will also help clean the environmental damage caused by decades of use and disposal of deadly toxins and the overuse of pesticides and fertilizers, is growing, and will continue to grow. We believe that a large percentage of the products in use today can and will be replaced by effective, environmentally safe equivalents.

         We have developed a line of products utilizing such "probiotic" technologies for the marine, agricultural and remediation markets. We have just recently emerged from our development stage and have begun substantial sales and marketing efforts to launch our marine product, SeaLife 1000(TM) and our agricultural products, NuLagoon(TM) and Soil ResQ(TM). In anticipation of our intended growth and the introduction of additional products to the market in the near future, we have implemented a corporate structure whereby each market is served by a separately operated subsidiary or division. Our marine products business is operated by our indirect subsidiary, SeaLife Marine Products, Inc. Our agricultural products business is operated by our indirect subsidiary, ProTerra Technologies, Inc. Our remediation product business is operated as one of our divisions. We also plan on establishing a research and development division that will focus on the testing and development of existing and new products for each of our subsidiaries and divisions provided sufficient capital can be obtained to fund such division. We have structured our operations in this manner to accommodate a range of products for specific markets that have been and will be developed by us.

CORPORATE INFORMATION

INCORPORATION

         We were formed as a Delaware corporation in 1984 under the name Fraser Realty Group. We operated as a real estate investment trust until 1990, when our then current management was unable to secure additional financing or find other means of obtaining needed cash to permit us to meet our obligations. As a result, we ceased operations and remained inactive until December 2002.

ACQUISITION OF NEVADA CORPORATION

         On December 17, 2002, pursuant to an Exchange Agreement dated June 30, 2002, we acquired all of the issued and outstanding shares of SeaLife Corp., a Nevada Corporation ("SeaLife Nevada"), in exchange for a substantial majority of the shares of our common stock (the "Acquisition"). Our then current stockholders retained their 274,554 shares of common stock which were issued and outstanding prior to the consummation of the Acquisition. Concurrent with the Acquisition, we changed our name from Integrated Enterprises, Inc. (which was our name at the time) to SeaLife Corporation, our then current directors and officers resigned, and the directors and officers of SeaLife Nevada became our directors and officers. Also concurrent with the Acquisition, we effected a 15-to-1 reverse stock split.

         The Acquisition resulted in our change of control, with the stockholders of SeaLife Nevada acquiring a substantial majority of our common stock immediately following the closing of the Acquisition. Therefore, the Acquisition was accounted for as a reverse merger, pursuant to which the accounting basis of SeaLife Nevada continued unchanged subsequent to the closing of the Acquisition. Accordingly, the pre-transaction financial statements of SeaLife Nevada now represent our historical financial statements.

         Sealife Nevada was organized in April of 2002 to acquire, develop and market certain proprietary products invented by Gael Himmah, our Chief Consulting Scientist. At the time of the Acquisition, SeaLife Nevada had three subsidiaries, Division G, Inc., a Nevada corporation ("Division G"), SeaLife Marine Products, Inc., a California corporation ("SeaLife Marine"), and Proterra Technologies, Inc., a California corporation ("PROTERRA"). As a result of the Acquisition, we became the parent corporation of SeaLife Nevada, and through SeaLife Nevada, the indirect parent of Division G, SeaLife Marine and Proterra.

         Our executive offices are located at 5601 W. Slauson Avenue, Culver City, California, 90230, and our telephone number is (310) 338-9757.

ABOUT THE OFFERING

         This prospectus may be used only in connection with the resale by the selling stockholders of up to 1,644,095 shares of our common stock.

         We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders using this prospectus.

         The total number of securities registered under the Registration Statement on Form S-8 of which this Reoffer Prospectus is a part is 3,904,095 shares, all of which are common stock of the Registrant. The Registrant is presently authorized to issue 100,000,000 shares of its Common Stock. As of December 12, 2005, there were 24,640,279 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Stockholders of the Registrant have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. The Registrant presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Delaware Law. The shares are not subject to call, liability or assessment.


                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

                          RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE A GOING CONCERN QUALIFICATION IN THEIR OPINION CONTAINED IN OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         As a result of our substantial historical operating losses, limited revenues and working capital and our capital needs, our auditors added a going concern qualification (explanatory paragraph) in their report contained in our audited consolidated financial statements for the seven months ended December 31, 2004 which raises substantial doubt about our ability to continue as a going concern. While we have relied principally in the past on external financing and the payment of equity as direct compensation for services to provide liquidity and capital resources for our operations, we can provide no assurances that cash generated from operations together with cash received in the future from external financing will be sufficient to enable us to continue as a going concern.

         Additionally, we can provide no assurances that service providers, such as our lawyers and other consultants, previously willing to accept our common stock as direct compensation for their services, will continue to find that form of compensation acceptable. If these service providers refuse to accept our equity as compensation, and we are unable to generate adequate cash to sustain operations or to obtain enough cash from future financing, we will not be able to continue as a going concern.

WE HAVE INCURRED SUBSTANTIAL LOSSES FROM INCEPTION WHILE REALIZING LIMITED REVENUES AND WE MAY NEVER GENERATE SUBSTANTIAL REVENUES OR BE PROFITABLE IN THE FUTURE.

         For each fiscal year since our acquisition of SeaLife Nevada in 2002, we have generated net losses and we have accumulated losses totaling approximately $6,174,346 as of September 30, 2005. We have only recently emerged from our development stage operations and have historically generated limited revenues. We can provide no assurances that our operations will generate substantial revenues or be profitable in the future. We have just recently introduced some of our products into the marketplace and have shipped small quantities to our distributors.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND IT MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL; INABILITY TO OBTAIN ANY NEEDED ADDITIONAL CAPITAL ON FAVORABLE TERMS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         We estimate that we may need to raise up to $5 million of additional capital over the next fifteen months to support our operations, meet competitive pressures and/or respond to unanticipated requirements during and beyond that period. While there are no definitive arrangements with respect to sources of additional financing, management is optimistic that these funds can be raised through public and/or private offerings of our common stock. However, our inability to obtain additional financing, when needed or on favorable terms, could materially adversely affect our business, results of operations and financial condition and could cause us to curtail or cease operations.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         We have a very limited operating history, and have very little revenue to date. We cannot provide any guarantee that any of our products or services will ever generate meaningful revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

         o        our ability to attract new and repeat customers;
         o our ability to keep current with the evolving requirements of our target market;
         o        our ability to protect our proprietary technology;
         o the ability of our competitors to offer new or enhanced products or services;
         o our ability to sell products during different parts of the calendar year where the use of our products by consumers is less likely; and
         o unanticipated delays or cost increases with respect to research and development.

         If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

WE EXPECT OUR BUSINESS TO BE SEASONAL WHICH MEANS THAT WE ANTICIPATE HAVING LESS REVENUE DURING CERTAIN PORTIONS OF THE YEAR.

         The practical application of our products, both in the case of SeaLife Marine paint products and ProTerra agriculture products, requires warmer weather conditions with little to no precipitation. As a result, management expects our business to be seasonal, with sales and earnings being relatively higher during the outdoor season (such as the spring and summer seasons) and lower during the indoor season (such as the fall and winter seasons). Accordingly, we may show lower revenues during portions of the year which could correspondingly adversely affect the price of our common stock.

OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS CURRENTLY IN THE RESEARCH AND DEVELOPMENT STAGE.

         Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Additionally, our proprietary products may not be commercially available for a number of years, if at all.

         There can be no assurance that any of our products in development will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products, or taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

WE WILL RELY IN PART ON INTERNATIONAL SALES, WHICH ARE SUBJECT TO ADDITIONAL RISKS.

         International sales may account for a significant portion of our revenues. International sales can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

         o        unexpected changes in regulatory requirements and tariffs;
         o difficulties and costs associated with staffing and managing foreign operations, including foreign distributor relationships;
         o longer accounts receivable collection cycles in certain foreign countries;
         o        adverse economic or political changes;
         o        unexpected changes in regulatory requirements;
         o        more  limited  protection  for  intellectual  property in some countries;
         o changes in our international distribution network and direct sales force;
         o potential trade restrictions, exchange controls and import and export licensing requirements;
         o        potentially   adverse  tax  consequences  of  overlapping  tax
                  structure; and
         o        foreign currency fluctuations.

FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BE EXPOSED TO INFRINGEMENT CLAIMS FROM THIRD PARTIES.

         The technologies upon which our products are based are protected only by laws governing the protection of trade secrets. Our success will depend in part on our ability to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. There can be no assurance that others will not independently develop similar technologies, duplicate our technologies or design around our technologies.

         The processes and know-how of importance to our technology are dependent upon the skills, knowledge and experience of our technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect our rights, we require employees, significant consultants and advisors with access to confidential information to enter into confidentiality and proprietary rights agreements. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure.

         We may, from time to time, become involved in litigation regarding intellectual property rights. From time to time, we may receive notices from third parties of potential infringement and claims of potential infringement. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increases these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all.

         We do not believe that any of our technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of our technology will not be challenged by the holders of patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse affect on us, our business, results of operations and financial condition.

IF WE BECOME INVOLVED IN LITIGATION ARISING FROM THE FACT THAT OUR PRODUCTS ARE FOUND TO ADVERSELY AFFECT THE ENVIRONMENT, OR IF WE ARE REQUIRED TO PARTICIPATE IN ANY ENVIRONMENTAL REMEDIATION PROCESSES, THE COSTS OF SUCH ACTIVITIES MAY BE SIGNIFICANT AND COULD MATERIALLY AND ADVERSELY HARM OUR BUSINESS.

         As a chemical manufacturer, certain of our products are regulated by the U.S. Environmental Protection Agency and the individual states, cities and localities where marketed. Certain of our products are also regulated by individual countries in the foreign markets in which we distribute, or intend to distribute, our products. While we believe that our products do not harm the environment, and while our products currently comply with the environmental regulations to which they are subject, in the event any of our products do cause adverse affects to the environment, we may be involved in litigation and other claims raised by private parties, specialized environmental interest groups and governmental regulatory agencies. Additionally, we may be required to remediate any areas that are harmed by our products. If we are required to pay any third party or regulatory agency as a result of such claims, or if we are required to participate in any such remediation processes, the costs of such activities could materially and adversely affect our business.

WE FACE TECHNICAL RISKS ASSOCIATED WITH COMMERCIALIZING OUR TECHNOLOGY WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS RESULTS AND OPERATIONS.

         A key to our future success is the ability to produce our products at lower costs than our competitors. Although we are currently utilizing proprietary technology to produce such products at lower costs, our method for producing such products on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce such products at consistent levels is still being evaluated. There can be no assurance that we will continue to produce such products at lower costs than our competitors, nor that our technology will allow us to commercially produce such products at consistent levels.

WE MAY BE UNABLE TO COMPETE  EFFECTIVELY WITH COMPETITORS OF PERCEIVED COMPETING
TECHNOLOGIES  OR  DIRECT   COMPETITORS  THAT  MAY  ENTER  OUR  MARKET  WITH  NEW
TECHNOLOGIES.

         The market for our products and services is relatively new. Our ability to increase revenues and generate profitability is directly related to our ability to maintain a competitive advantage because of our U.S. Environmental Protection Agency regulatory registration of our leading product, SeaLife 1000(TM). However, we face potential direct competition from companies that may enter this market with new competing technologies and with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to introduce new products and implement extensive advertising and promotional programs, with which we may not be able to compete. As a result, we can provide no assurances that we will be able to compete effectively in the future.

OUR PRODUCTS MAY BE SUBJECT TO TECHNOLOGICAL OBSOLESCENCE.

         Considerable research is underway by competitors and potential future competitors into the causes of and solutions for marine, agricultural and other environmental pollution. Discovery of new technologies could replace or result in lower than anticipated demand for our products, which would materially adversely effect our operations and could cause us to curtail or cease operations.

OUR INABILITY TO ACCESS, OR A CHANGE IN THE PRICES OF, RAW MATERIALS COULD MATERIALLY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

         We purchase certain raw materials such as Cuprous Oxide and other chemicals, biocides, pesticides or toxins, under short- and long-term supply contracts. The purchase prices are generally determined based on prevailing market conditions. If there is a shortage in these raw materials, or if our suppliers otherwise increase the costs of such materials, this could materially adversely impact our results of operations.

WE HAVE LIMITED HUMAN RESOURCES.

         Our growth to date has placed, and our anticipated further expansion of our operations will continue to place, a significant strain on our management, systems and resources. We will need to continue to develop and improve our financial and management controls and our reporting systems and procedures. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth and materially and adversely affect our business, financial condition and results of operations.

OUR FUTURE SUCCESS DEPENDS, IN PART, ON OUR KEY PERSONNEL, CONSULTANTS AND PRINCIPAL MANAGEMENT'S CONTINUED PARTICIPATION.

         Our ability to successfully develop our products, manage growth and maintain our competitive position will depend, in large part, on our ability to attract and retain highly qualified management and technologists. We are dependent upon our Chief Executive Officer and Chief Financial Officer, President of SeaLife Marine, and Gael Himmah, an independent contractor that acts as our Chief Consulting Scientist, and other members of our management and consulting team. We do not maintain Key Man life insurance on any of these employees or consultants. Competition for such personnel is significant, and there can be no assurance that we will be able to continue to attract and retain such personnel. Our consultants may be affiliated or employed by others and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to us. We address such potential conflicts by requiring that our consultants and independent contractors execute confidentiality agreements upon commencement of relationships with us, by closely monitoring the work of such persons and by requiring material transfer and assignment agreements wherever possible and appropriate.

         Gael Himmah, the individual responsible for the development of most of the technology that forms the basis of our products is currently party to a consulting agreement with us. If Mr. Himmah terminates his relationship with us, or otherwise is unable to provide services to us, it may have a material negative affect on our ability to continue development of our current and new product lines. We do not carry any Key Man life insurance on Mr. Himmah and do not have any plans to do so in the near future.

WE ARE HIGHLY DEPENDENT ON OUTSIDE CONSULTANTS.

         If our consultants or collaborative partners, including, in particular, our Chief Consulting Scientist, Gael Himmah, do not perform, we may be unable to develop and bring to market new products as anticipated, or to further develop and commercialize existing products.

         We may in the future enter into consulting arrangements with third parties to develop products. These arrangements may not produce successful products. If we fail to establish these arrangements, the number of products from which we could receive future revenues will be limited.

         Our dependence on consulting arrangements with third parties subjects us to a number of risks. These arrangements may not be on terms favorable to us. We cannot absolutely control the amount and timing of resources our consultants may devote to our products, and these third parties may choose to pursue alternative products. These third parties also may not perform their obligations as expected. Business combinations, significant changes in their business strategy, or their access to financial resources may adversely affect a consultant's or partner's willingness or ability to complete its obligations under the arrangement. Moreover, we could become involved in disputes with our consultants or partners, which could lead to delays or termination of the arrangements and time-consuming and expensive litigation or arbitration.

WE DO NOT HAVE A SEPARATE STANDING AUDIT COMMITTEE, COMPENSATION COMMITTEE OR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, SO THE DUTIES CUSTOMARILY DELEGATED TO THOSE COMMITTEES ARE PERFORMED BY THE BOARD OF DIRECTORS AS A WHOLE, AND NO DIRECTOR IS AN "AUDIT COMMITTEE FINANCIAL EXPERT" AS DEFINED BY THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

         Our Board of Directors consists of two members, our Chief Executive Officer and Chief Financial Officer, and our Vice President and Secretary. The Board of Directors as a whole performs the functions of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Neither of the directors is considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and neither qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-B. Accordingly, we will not be able to list our common stock with a nationally recognized exchange until we recruit independent directors to the Board and restructure our Board to comply with various requirements currently in place by those self-regulating organizations, and as a result, it may be difficult for you to sell our common stock.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Except with respect to the adoption of our Code of Ethics and our compliance with certain requirements specifically applicable to our Annual Report on Form 10-KSB and our other periodic reports, our management has not commenced any specific procedures to comply with the requirements of the Sarbanes Oxley Act of 2002, including specifically, the process necessary to implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to assess the effectiveness of our internal controls over financial reporting and include an assertion in our annual report as to the effectiveness of our controls. Beginning with our Annual Report on Form 10-KSB for the year ended December 31, 2007, unless otherwise amended by the Securities and Exchange Commission, our independent registered accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal controls over financial reporting as of December 31, 2007. Because of our management's lack of resources, and our limited operations, we have not commenced the process of preparing the system and process documentation, performing an evaluation of our internal controls required for our management to make this assessment and for the auditors to provide their attestation report, and accordingly, have not begun testing of the effectiveness of these internal controls. We expect that this process will require significant amounts of management time and resources, as well as higher expenses in the form of higher audit and review fees, higher legal fees and higher internal costs to document, test and potentially remediate internal controls. Accordingly, with respect to Section 404 in particular, there exists a significant risk that we will not be able to meet all the requirements of
Section 404 by the end of fiscal year 2007, when we are required to report on our internal controls and provide our auditor's opinion thereon. Additionally, even in the event we attempt to comply with Section 404, in the course of evaluation and testing, management may identify deficiencies that will need to be addressed and remediated, which could potentially have a material adverse
effect  on  our  stock  price  and  could  result  in   significant   additional
expenditures.

                          RISKS RELATED TO OUR INDUSTRY

OUR INDUSTRY IS VERY COMPETITIVE, AND WE MAY BE UNABLE TO CONTINUE TO COMPETE EFFECTIVELY IN THIS INDUSTRY IN THE FUTURE.

         We are engaged in an industry that is highly competitive. We compete with many other suppliers and new competitors continue to enter the markets. Many of our competitors, both in the United States and elsewhere, are major chemical companies, and many of them have substantially greater capital resources, marketing experience, research and development staffs, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may also be more successful than us in producing and marketing their products. We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

         o        product performance, features and liability;
         o        price;
         o        timing of product introductions;
         o ability to develop, maintain and protect proprietary products and technologies;
         o        sales and distribution capabilities;
         o        technical support and service;
         o        brand loyalty;
         o        applications support; and
         o        breadth of product line.

         If  a  competitor   develops  superior   technology  or  cost-effective
alternatives to our products, our
business, financial condition and results of operations could be materially adversely affected.

WE ARE SUBJECT TO A WIDE VARIETY OF LOCAL, STATE AND FEDERAL RULES AND REGULATIONS, WHICH COULD RESULT IN UNINTENTIONAL VIOLATIONS OF SUCH LAWS. ALSO, CHANGES IN SUCH LAWS COULD RESULT IN LOSS OF REVENUES.

         As a chemical manufacturer, we are subject to a wide variety of local, state and federal rules and regulations. While we believe that our operations are in compliance with all applicable rules and regulations, we can provide no assurances that from time to time unintentional violations of such rules and regulations will not occur. Certain of our products are regulated by the U. S. Environmental Protection Agency and the individual states where marketed. Government regulation results in added costs for compliance activities and increases the risk of losing revenues should regulations change. Also, from time to time we must expend resources to comply with newly adopted regulations, as well as changes in existing regulations. If we fail to comply with these regulations, we could be subject to disciplinary actions or administrative enforcement actions. These actions could result in penalties, including fines.

                        RISKS RELATED TO OUR COMMON STOCK

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. As a result of our limited cash, a number of our employees and consultants have elected to accept a portion of their compensation in shares of our common stock and a portion of these shares have been issued pursuant to effective registration statements or registered for resale to the public.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile.

         Factors that could cause such volatility in our common stock may include, among other things:

         o        actual or anticipated  fluctuations in our quarterly operating results;
         o        announcements of technological innovations;
         o        changes in financial estimates by securities analysts;
         o        conditions or trends in our industry; and
         o        changes  in  the  market   valuations   of  other   comparable
                  companies.

THE SALE OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

         Stockholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR RESPECTIVE SHARES OF COMMON STOCK IN THE OPEN MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The selling stockholders intend to sell in the public market up to 1,644,095 shares of common stock being registered in this offering. That means that up to 1,644,095 shares of common stock may be sold pursuant to this prospectus. Such sales may cause our stock price to decline.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

ANY ISSUANCE OF FURTHER STOCK MAY RESULT IN THE LOSS OF CONTROL BY PRESENT MANAGEMENT AND STOCKHOLDERS.

         We may issue shares in consideration for cash, assets or services out of our authorized but unissued common stock that could, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be that those new stockholders and management would control us, and unknown persons could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current stockholders.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  STOCKHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

         As of November 18, 2005, our officers and directors and their affiliates owned approximately 28.1% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.


                           FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 7. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         The proceeds from the sales of the selling stockholders' common stock will belong to the selling stockholders. We will not receive any proceeds from such sales.

                              SELLING STOCKHOLDERS

         The Shares to which this Reoffer Prospectus relates are being registered for reoffer and resale by the selling stockholders, who acquired the Shares pursuant to the Plans. The material relationships between the Registrant and the selling shareholders are described below.

HIMMAH CONSULTING AGREEMENT

         We entered into a Consulting Agreement with Gael Himmah, our Chief Consulting Scientist, doing business as Aspen Laboratories, Ecosys International and Sealife Marine Coatings, on January 1, 2003, and amended the agreement in August 2004. Pursuant to the consulting agreement, as amended, Mr. Himmah is to be paid $12,500 per month in exchange for providing consulting services to us associated with the development, testing, and marketing of our products. In lieu of cash, Mr. Himmah has consistently elected to be paid in shares of our common stock. The consulting agreement terminates on January 1, 2008, unless earlier terminated.

         On September 17, 2003 we entered into an agreement with Gael Himmah to purchase all proprietary rights and interest in four products and processes developed by him. The purchase price was $400,000 and was paid with 400,000 shares of our common stock.

         In addition, in connection with the purchase of certain technologies from Division G, Inc. on June 30, 2002, we issued a ten-year note for $1,220,309 to Gael Himmah. The note is to be paid based on our sales, i.e. at 5% of the first $3,000,000 of sales, and at 2.5% on the sales in excess of that amount, until paid in full. In addition to payment based on our sales, the note required monthly payments and the note bears interest at the rate of 7% per annum. The note may be converted at the option of the holder into our common stock at a conversion price, which is equivalent to 80% of the market price, based on the average bid price for the 30 days immediately preceding the date of conversion. On January 2, 2003, Mr. Himmah converted $1,000,000 of the note into 1,000,000 shares of SeaLife Corporation common stock. The balance of the note at December 31, 2004 and 2003, including accrued interest was $312,812 and $292,330 respectively.

         Other than the transactions and relationships described above, we had no material relationship with Mr. Himmah during the three years preceding the date of this prospectus.

RORABAUGH EXECUTIVE EMPLOYMENT AGREEMENT

         On June 15, 2004, we entered into an Executive Employment Agreement with Barre Rorabaugh pursuant to which Mr. Rorabaugh was appointed the President of our indirect subsidiary, SeaLife Marine Products, Inc., the subsidiary that operates our marine products business. Mr. Rorabaugh is responsible for all business activities involving SeaLife Marine Products, Inc. and may be deemed an "affiliate" of us under Rule 405, promulgated under the Securities Act of 1933, as amended. Pursuant to his agreement, Mr. Rorabaugh receives an annual base salary of $150,000 (the "Base Salary"), which the Board may increase at the end of each year of his employment. Mr. Rorabaugh's Base Salary is payable in installments throughout the year in the same manner and at the same times that we pay base salaries to other executive officers, however, until such time that we complete a debt or equity financing in the gross amount of $2,000,000, the Base Salary is payable as follows: (i) payment monthly, at our option, of either
(a) a cash amount equal to two hundred percent (200%) of the applicable minimum wage amount then in effect in the State of California for a month of work based on forty hours of work per week (calculated to be $2,340.00 in the aggregate for a month of work), or (b) a number of shares of our common stock, having a value at the time of issuance, based on the volume weighted average trading price of Common Stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty
(20) consecutive trading days immediately preceding the date of issuance of such shares of common stock, equal to the forgoing cash amount; plus (ii) issuance monthly of a number of shares of common stock having a value at the time of issuance, based on the volume weighted average trading price of Common Stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares of Common Stock, of not less than $10,160.

         Certain securities offered for resale pursuant to this reoffer prospectus are the securities issued and to be issued to Mr. Rorabaugh pursuant to the agreement. In accordance with the provisions of the agreement, we were permitted to issue the securities payable to Mr. Rorabaugh periodically, as payments became due, or as an aggregate sum. We and Mr. Rorabaugh agreed to issue the securities in aggregate installments, representing the aggregate number of securities issuable to Mr. Rorabaugh under the agreement based on the date the securities were issued, and therefore, Mr. Rorabaugh's ability to resell any portion of the securities is subject to the provisions of the agreement, which requires that Mr. Rorabaugh only resell such portion of the securities as is sufficient to compensate him for any periodic payments then due by us under the agreement.

         Mr. Rorabaugh is also eligible to receive an annual bonus under our management incentive plan to be agreed upon between Mr. Rorabaugh and the Board on an annual basis. The management incentive plan will provide for the payment of certain percentage bonuses based on Mr. Rorabaugh's then-current base salary, and the issuance of options to purchase our common stock, upon achieving specified target objectives set forth in the plan. The agreement terminates on December 31, 2008. In the event that Mr. Rorabaugh's employment is terminated without cause during the term of the agreement, we are obligated to continue to pay Mr. Rorabaugh's then-current base salary for varying periods of time up to twelve (12) months following the effective date of such termination, depending upon when, after the effective date of the agreement, Mr. Rorabaugh was terminated.

         Other than the transactions described above, we had no material relationship with Mr. Rorabaugh during the three years preceding the date of this prospectus.

CARAWAY CONSULTING AGREEMENT

         We entered into a Consulting Agreement with Michael Caraway on October 26, 2004, and amended the agreement effective June 29, 2005, and September 1, 2005. Pursuant to the Consulting Agreement, as amended, Mr. Caraway is to be issued 5,000 shares of our common stock per month, pursuant to our 2004

Stock Award Plan, in exchange for providing consulting services to us associated with the implementation of an accounting system for the Company, and other accounting services. The consulting agreement terminates on December 31, 2005, unless earlier terminated.

         Other than the transaction described above, we had no material relationship with Mr. Caraway during the three years preceding the date of this prospectus.

SAM ENGAGEMENT LETTER

         We entered into an Engagement Letter with Stubbs, Alderton & Markiles LLP ("SAM LLP") to provide legal services to us effective May 17, 2004. Individual partners of SAM LLP (Scott Alderton, Gregory Akselrud, Scott Galer, Jonathan Hodes, Murray Markiles, John McIlvery and V. Joseph Stubbs) receive shares of our common stock in lieu of cash compensation pursuant to the terms of the Engagement Letter.

         Other than the transaction described above, we had no material relationship with SAM LLP, nor any individual partner thereof, other than in their role as outside legal counsel, during the three years preceding the date of this prospectus.

LDS ENGAGEMENT LETTER

         We entered into an Engagement Letter with Leonard, Dicker & Schreiber, LLP ("LDS") to provide legal services to us effective December 15, 2003. Lee Dicker received shares of our common stock in lieu of cash compensation pursuant to the terms of such Engagement Letter.

         Other than the transaction described above, we had no material relationship with LDS, nor any individual partner thereof, including Lee Dicker, other than in their role as outside legal counsel, during the three years preceding the date of this prospectus.

SELLING STOCKHOLDER TABLE

         The selling stockholders currently own 994,095 of the 3,904,095 shares of our common stock registered under the registration statement of which this prospectus is a part. Offers and sales by the selling stockholders of these currently owned shares are covered by this prospectus. In addition, up to 2,910,000 shares of our common stock that we may issue in the future pursuant to the terms of the respective Plans are being registered under the registration statement of which this prospectus is a part. Offers and sales by Barre Rorabaugh, who is our "affiliate" (as such term is defined in Rule 405 under the Securities Act) of up to 650,0000 of any such shares issued in the future pursuant to the Rorabaugh Plan are also covered by this prospectus.

         The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

         The selling stockholders are our current and future officers, directors, employees and consultants who have received or will in the future receive shares of our common stock under the respective Plans in which they are participants. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this prospectus. The following table sets forth information as of December 8, 2005 with respect to the beneficial ownership of our common stock by each selling stockholder whose identity is known as of the date of this prospectus and the number of shares of our common stock held by such selling stockholders as of the date of this prospectus that are covered by this prospectus. The address for each executive officer, director, consultant and employee listed below is c/o Sealife Corporation, 5601 W. Slauson Avenue, Suite 283, Culver City, California 90230.

         The following table sets forth: (1) the name of each selling stockholder; (2) the number of shares of our common stock beneficially owned by such selling stockholder prior to this offering; (3) the number of shares of our common stock offered by such selling stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by such selling stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by such selling stockholder and offered pursuant to this reoffer prospectus are sold and that the selling stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by the selling stockholder.

                                                                        PERCENTAGE OF
                                       COMMON STOCK      COMMON STOCK   COMMON STOCK
                     COMMON STOCK     BEING OFFERED       OWNED UPON     OWNED UPON
                    OWNED PRIOR TO   PURSUANT TO THIS   COMPLETION OF   COMPLETION OF
  NAME               THE OFFERING       PROSPECTUS      THIS OFFERING   THIS OFFERING
----------------    --------------   ----------------   -------------   -------------
Gael Himmah            1,953,682           375,160       1,578,522             6.5%
Barre Rorabaugh              615        650,000(1)             615                *
Michael Caraway           32,000            10,000          22,000                *
Lee Dicker            407,143(2)           257,143         149,989               --
Gregory Akselrud          34,604            34,604               0               --
Scott Alderton            22,985            22,985               0               --
Murray Markiles          105,485           105,485               0               --
V. Joseph Stubbs          62,985            62,985               0               --
Jonathan Hodes            56,671            56,671               0               --
John McIlvery             56,671            56,671               0               --
Scott Galer               69,062            69,062               0               --

----------
* Less than 1%

(1) Includes those shares of our common stock that we may issue in the future under the Rorabaugh Plan to Barre Rorabaugh, who is our "affiliate" (as such term is defined in Rule 405 under the Securities Act ).
(2) Includes 100,000 shares of common stock held by Leonard, Dicker & Schreiber, LLP, of which Lee Dicker is a partner.

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholders listed in the preceding section, or their donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o An exchange distribution in accordance with the rules of the applicable exchange;

         o        Privately negotiated transactions;

         o        Settlement of short sales;

         o Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o        A combination of any such methods of sale; and

         o        Any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-KSB for the seven months ended December 31, 2004 (File No. 000-13895);

         2. Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005 (File No. 000-13895);

         3. Our Current Report on Form 8-K, filed May 24, 2005 (File No. 000-13895);

         4. Our Current Report on Form 8-K, filed July 7, 2005 (File No. 000-13895);

         5. Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 (File No. 000-13895);

         6. Our Current Report on Form 8-K, filed August 19, 2005 (File No. 000-13895);

         7. Our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005 (File No. 000-13895);

         8. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this reoffer prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         You may request a copy of these filings, at no cost, by writing or calling us at SeaLife Corporation, 5601 W. Slauson Avenue, Culver City, California, 90230, (310) 338-9757, Attention: Secretary.

         You should rely only on the information contained in this reoffer prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

            Section 145 of the Delaware  General  Corporation  Law  authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Our Bylaws provide that the we shall indemnify our director and officers to the fullest extent not prohibited by the Delaware General Corporation Law, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         SAM LLP, has provided legal services to the Registrant in connection with its preparation of this Registration Statement. In addition, SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity and due issuance of the shares of the Registrant's Common Stock to be issued and registered hereby. Individual partners of SAM LLP have been issued Common Stock registered by this Registration Statement in payment of fees due SAM LLP for legal services rendered pursuant to the terms of that certain Engagement Letter dated May 17, 2004, as amended, between the Registrant and SAM LLP. Neither SAM LLP, nor any individual partner thereof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner thereof, is connected with Registrant other than in their role as outside legal counsel for the Company.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the SEC with respect to the common stock offered by this reoffer prospectus. This reoffer prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to SeaLife Corporation a legal opinion as to the validity and due issuance of the shares of the Registrant's Common Stock covered by this reoffer prospectus.

                                     EXPERTS

         The financial statements incorporated in this reoffer prospectus by reference to the Annual Report on Form 10-KSB for the seven months ended December 31, 2004 have been so incorporated in reliance on the report of Pollard-Kelley Auditing Services, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) Our Annual Report on Form 10-KSB for the seven months ended December 31, 2004 (File No. 000-13895);

         (b) Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005 (File No. 000-13895);

         (c) Our Current Report on Form 8-K, filed May 24, 2005 (File No. 000-13895);

         (d) Our Current Report on Form 8-K, filed July 7, 2005 (File No. 000-13895);

         (e) Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 (File No. 000-13895);

         (f) Our Current Report on Form 8-K, filed August 19, 2005 (File No. 000-13895);

         (g) Our Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 6, 2004 (File No. 333-118018), as amended; and

         (h) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Stubbs, Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to the Registrant in connection with its preparation of this
Registration Statement. In addition, SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity and due issuance of the shares of the Registrant's Common Stock to be issued and registered hereby. Individual partners of SAM LLP have been issued Common Stock registered by this Registration Statement in payment of fees due SAM LLP for legal services rendered pursuant to the terms of that certain Engagement Letter dated May 17, 2004, as amended, between the Registrant and SAM LLP. Neither SAM LLP, nor any individual partner thereof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner thereof, is connected with Registrant other than in their role as outside legal counsel for the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article XI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent permissible under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION.

         The restricted securities that are to be reoffered or resold pursuant to this registration statement were issued pursuant to the Plans in transactions that were exempt from registration pursuant to Section 4(2) under the Securities Act of 1933.

ITEM 8.    EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------

     4.1          Restated Certificate of Incorporation of the Registrant (1)

     4.2          Bylaws of the Registrant (1)

     5.1          Opinion of Stubbs Alderton & Markiles, LLP.

     23.1         Consent of Pollard-Kelley Auditing Services, Inc.

     23.2         Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1)
----------
(1) Filed previously as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2003 (File No. 000-13895), and incorporated herein by this reference.

ITEM 9.      UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of December, 2005.

                                  SEALIFE CORPORATION
                                  (Registrant)

                                   By:  /s/ Robert McCaslin
                                        ----------------------------------------
                                        Robert McCaslin
                                        President
                                        (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                           DATE
---------                     -----                           ----

/s/ Robert McCaslin           Chief Executive Officer,        December 20, 2005
-------------------------     Chief Financial Officer
Robert McCaslin               and Director (Principal
                              Executive Officer, and
                              Principal Financial and
                              Accounting Officer)

/s/ J.P. Heyes                Secretary and Director          December 20, 2005
-------------------------
J.P. Heyes


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


                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------

     4.1          Restated Certificate of Incorporation of the Registrant (1)

     4.2          Bylaws of the Registrant (1)

     5.1          Opinion of Stubbs Alderton & Markiles, LLP.

     23.1         Consent of Pollard-Kelley Auditing Services, Inc.

     23.2         Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1)
----------
(1) Filed previously as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2003 (File No. 000-13895), and incorporated herein by this reference.


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